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                                                                    Exhibit 10.2

                              SECOND AMENDMENT TO

                       RENEWAL AND MODIFICATION AGREEMENT

         This Second Amendment to Renewal and Modification Agreement (hereafter "Second Amended Agreement") is made and entered into effective July 31, 2005 by and between SUPERIOR GALLERIES, INC., a Delaware Corporation, and Silvano DiGenova (hereafter "SUPERIOR"), and the John Wesley English Living Trust (hereafter "Trust") and amends the following agreements: that certain Renewal and Modification Agreement between the parties dated September 30, 2003 (hereafter "Renewal Agreement"); that certain First Amendment to Renewal and Modification Agreement dated December 15, 2004 (hereafter "First Amended Agreement"); and that certain Secured Revolving Line of Credit Agreement between the parties hereto dated August 8, 2002 (hereafter "Line of Credit Agreement"). All terms of the Renewal Agreement, First Amended Agreement, and Line of Credit Agreement shall be referred to herein as the Existing Agreements. It is acknowledged and agreed that Superior Galleries, Inc. is the successor in interest to Tangible Asset Galleries, Inc. (hereafter "TAG") and has assumed all liabilities, obligations, and rights of TAG under the Existing Agreements and all ancillary agreements related thereto. It is further acknowledged and agreed that the Trust has assumed all liabilities, obligations, and rights of John Wesley English under the Existing Agreements and all ancillary agreements thereto. Unless otherwise stated herein, all terms and conditions of the Existing Agreements and all other agreements between the parties shall remain in full force and be binding as between the parties hereto. It is also acknowledged and agreed that all obligations of Silvano DiGenova under that certain Continuing Guaranty dated August 8, 2002 securing the Existing Agreements (hereafter "Continuing Guaranty") shall remain in full force and effect, be effective as to all Existing Agreements and this Second Amended Agreement, and inure to the benefit of the Trust.

RECITALS

         As TAG's successor in interest, SUPERIOR is presently obligated to pay to the Trust all unpaid principal due under the Existing Agreements on January 31, 2006 (assuming no event of default accelerates the due date). As of the date of this Second Amended Agreement, the total amount of the principal indebtedness owed by SUPERIOR to the Trust is Two Million Two Hundred Thousand Dollars (hereafter "Current Unpaid Principal"). In order to assist SUPERIOR in obtaining additional financing, and thereby improve the prospects of full payment of all obligations to the Trust, it is in the best interests of all parties hereto to extend the due date for the Current Unpaid Principal to and including September 1, 2006 so long as the provisions of this Second Amended Agreement and the Existing Agreements are complied with in full by SUPERIOR.

NOW THEREFOR, THE PARTIES AGREE AS FOLLOWS:

         1.)      SUPERIOR shall pay to the TRUST the total sum of Five Hundred
Thousand Dollars ($500,000.00), in equal installments of Fifty Thousand Dollars ($50,000.00 per month) for ten (10) consecutive months, payable on the first business day of each month, commencing on October 1, 2005 and continuing until July 1, 2006; provided, however, that in the event SUPERIOR obtains additional financing or equity infusions that total at least Five Million Dollars ($5,000,000.00), SUPERIOR agrees to increase said monthly installment payments to One Hundred Thousand Dollars ($100,000.00) for each month after obtaining such financing or equity infusion until the aggregate principal payment of Five Hundred Thousand Dollars ($500,000.00) has been made. The Trust's timely receipt of each installment payment, in the appropriate amount, is a material condition of this Second Amended Agreement. In the event a monthly installment payment is not received by the Trust within five (5) business days after it becomes due, or the amount paid is not the required amount as stated herein, then the Current Unpaid Principal and accrued and unpaid interest shall become immediately due and payable to the Trust.

         2.)      Paragraph 1 of the Renewal Agreement, and Paragraph 2 of the
First Amended Agreement, shall be eliminated and substituted into their place shall be the following:

                  1. THE ENTIRE UNPAID PRINCIPAL BALANCE OF THE LOANS PLUS ACCRUED BUT UNPAID INTEREST THEREON (TOGETHER THE "OUTSTANDING DEBT") SHALL BE DUE AND PAYABLE ON SEPTEMBER 1, 2006.

         The remaining provisions of Paragraph 1.3 of the Line of Credit Agreement shall remain intact and enforceable.

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         3.)      Paragraph 2 of the Renewal Agreement and Paragraph 3 of the
First Amended Agreement shall be eliminated in their entirety and substituted into their place shall be the following:

                   2. SUPERIOR AGREES TO PAY INTEREST ON THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN AMOUNT ON THE FIRST DAY OF EACH MONTH AT A RATE OF SIX PERCENT (6%) PER ANNUM. SAID INTEREST SHALL BE BASED ON THE OUTSTANDING PRINCIPAL BALANCE DUE AS OF THE FIRST DAY OF EACH MONTH. AS OF JULY 31, 2005, THAT AMOUNT IS TWO MILLION TWO HUNDRED THOUSAND DOLLARS ($2,200,000.00). ANY PRINCIPAL PAYMENTS MADE IN ANY PRECEDING MONTH SHALL REDUCE THE OUTSTANDING PRINCIPAL BALANCE BY THE TOTAL AMOUNT OF PRINCIPAL PAYMENTS MADE BEFORE THE FIRST DAY OF EACH SUCCEEDING MONTH. FAILURE OF SUPERIOR TO MAKE TIMELY PAYMENTS OF EITHER THE PRINCIPAL PAYMENTS REFERENCED IN PARAGRAPH 1 OF THIS SECOND AMENDED AGREEMENT OR INTEREST PAYMENTS DUE UNDER THIS PARAGRAPH WILL CONSTITUTE AN EVENT OF DEFAULT BY SUPERIOR AND THE FULL AMOUNT OF ALL UNPAID PRINCIPAL AND INTEREST SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON FIVE DAYS WRITTEN DEMAND THEREFORE BY THE TRUST.

         All other provisions of the First Amended Agreement, Existing Agreements, Continuing Guaranty, and all other agreements between the parties (including any security agreements and UCC filings) shall remain in full force and effect. Nothing in this Second Amended Agreement is intended to modify, alter, or change the terms and conditions of the First Amended Agreement, Renewal Agreement, the Line of Credit Agreement, or any other agreement between the parties, other than what is expressly stated herein.

         EXECUTED effective as of July 31, 2005.


                                            SUPERIOR GALLERIES, INC.



                                            BY     /s/ Silvano DiGenova
                                              ----------------------------------
                                              Silvano DiGenova, President & CEO



                                                   /s/ Silvano DiGenova
                                              ----------------------------------
                                                     Silvano DiGenova


                                            JOHN WESLEY ENGLISH TRUST



                                            BY     /s/ Michael P. Verna
                                              ----------------------------------
                                                     Michael P. Verna
                                                     Trustee

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